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                                15,000,000 SHARES


                             SYCAMORE NETWORKS, INC.

                          COMMON STOCK, $.001 PAR VALUE







                             UNDERWRITING AGREEMENT






MARCH __, 2000
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                                                                  March __, 2000



Morgan Stanley & Co. Incorporated
Credit Suisse First Boston
Lehman Brothers Inc.
J.P. Morgan Securities Inc.
Dain Rauscher Incorporated
FleetBoston Robertson Stephens Inc.
Thomas Weisel Partners LLC
c/o Morgan Stanley & Co. Incorporated
    1585 Broadway
    New York, New York  10036

Dear Sirs and Mesdames:

         Sycamore Networks, Inc., a Delaware corporation (the "COMPANY"), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the "UNDERWRITERS") 12,394,707 shares of its Common Stock, $.001 par value per share (the "COMPANY FIRM SHARES"). Certain shareholders of the Company (the "SELLING SHAREHOLDERS") named in Schedule I heretoseverally propose to sell to the several Underwriters an aggregate of 2,605,293 shares of Common Stock, $.001 par value per share, of the Company (the "SELLING SHAREHOLDER FIRM SHARES," and collectively with the Company Firm Shares, the "FIRM SHARES"), each Selling Shareholder selling the amount set forth opposite such Selling Shareholder's name in Schedule I hereto.

         The Company also proposes to issue and sell to the several Underwriters not more than an additional 2,250,000 shares of its Common Stock, $.001 par value per share (the "ADDITIONAL SHARES"), if and to the extent that you, as Managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares." The shares of Common Stock, $.001 par value per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "COMMON STOCK." The Company and the Selling Shareholders are hereinafter sometimes collectively referred to as the "SELLERS".

         The Company has filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement, including a prospectus, relating to the Shares. The registration statement as amended at the time it becomes effective, including the
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information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "SECURITIES ACT"), is hereinafter referred to as the "REGISTRATION STATEMENT"; the prospectus in the form first used to confirm sales of Shares is hereinafter referred to as the "PROSPECTUS". If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the "RULE 462 REGISTRATION STATEMENT"), then any reference herein to the term "REGISTRATION STATEMENT" shall be deemed to include such Rule 462 Registration Statement.

         1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

                  (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company's knowledge, threatened by the Commission.

                  (b) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder; and
         (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

                  (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (d) Each subsidiary of the Company has been duly incorporated, is



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         validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims. None of the Company's subsidiaries is a "significant subsidiary", as such term is defined in Rule 405 of the rules and regulations of the Commission under the Securities Act;

                  (e) This Agreement has been duly authorized, executed and delivered by the Company.

                  (f) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

                  (g) The shares of Common Stock (including the Shares to be sold by the Selling Shareholders) outstanding prior to the issuance of the Shares to be sold by the Company pursuant hereto have been duly authorized and are validly issued, fully paid and non-assessable.

                  (h) The Shares to be sold by the Company pursuant hereto have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

                  (i) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

                  (j) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition,



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         financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

                  (k) There are no legal or governmental proceedings pending or, to the Company's knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

                  (l) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

                  (m) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be, required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

                  (n) The Company and its subsidiaries (1) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"); (2) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (3) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (o) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.



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                  (p) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (ii) the Company has not purchased any of its outstanding capital stock, except for repurchases in accordance with the provisions of the Company's 1998 Stock Incentive Plan, 1999 Stock Incentive Plan or the 1999
         Non-Employee Director Option Plan, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described in the Prospectus.

                  (q) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case, except as described in the Prospectus.

                  (r) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, would be reasonably likely to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (s) No material labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in the Prospectus, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could have a material adverse effect on the Company and its subsidiaries, taken as a whole.



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                  (t) The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as, in the Company's reasonable judgment, are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Prospectus.

                  (u) The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses other than those which, if not so possessed, would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described the Prospectus.

                  (v) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and
         (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (w) The accountants who have certified or shall certify the financial statements filed or to be filed with the Commission as part of the Registration Statement and the Prospectus are independent accountants as required by the Securities Act. The financial statements of the Company (together with the related notes thereto) included in the Registration Statement present fairly the financial position and results of operations of the Company at the respective dates and for the respective periods to which they apply, subject to normal year-end adjustments. Such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved except as otherwise stated therein.



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                  (x) The Shares have been approved for listing on the Nasdaq
         National Market, subject to official notice of issuance.

                  (y) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement, other than the Second Amended and Restated Investor's Rights Agreement dated March 1, 1999 as amended by Amendments Nos. 1, 2, 3 and 4 thereto (the "Investor Rights Agreement"), for which an appropriate waiver has been obtained.

                  (z) The Company has complied with all provisions of Section 517.075, Florida Statutes relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba.

                  (aa) The Company has reviewed its operations and that of its subsidiaries to evaluate the extent to which the business or operations of the Company or any of its subsidiaries will be affected by the Year 2000 Problem (that is, any significant risk that computer hardware or software applications used by the Company and its subsidiaries will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000); as a result of such review, (1) the Company has no reason to believe, and does not believe, that (A) there are any issues related to the Company's preparedness to address the Year 2000 Problem that are of a character required to be described or referred to in the Registration Statement or Prospectus which have not been accurately described in the Registration Statement or Prospectus and (B) the Year 2000 Problem will have a material adverse effect on the condition, financial or otherwise, or on the earnings, business or operations of the Company and its subsidiaries, taken as a whole, or result in any material loss or interference with the business or operations of the Company and its subsidiaries, taken as a whole, and (2) the Company reasonably believes, after due inquiry, that the suppliers, vendors, customers or other material third parties used or served by the Company and such subsidiaries are addressing or will address the Year 2000 Problem in a timely manner, except to the extent that a failure to address the Year 2000 Problem by any supplier, vendor, customer or material third party would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business or operations of the Company and its subsidiaries, taken as a whole.

         2. Representations and Warranties of the Selling Shareholders. Each of the Selling Shareholders, severally and not jointly, represents and warrants to and agrees with each of the Underwriters that:



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                  (a) This Agreement has been duly authorized, executed and
         delivered by or on behalf of such Selling Shareholder.

                  (b) The execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement, the Custody Agreement signed by such Selling Shareholder and BankBoston, N.A., as Custodian, relating to the deposit of the Shares to be sold by such Selling Shareholder and the Power of Attorney appointing certain individuals as such Selling Shareholder's attorneys-in-fact to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement (the "CUSTODY AGREEMENT AND POWER OF ATTORNEY"), will not contravene any provision of applicable law, or the certificate of incorporation (or similar charter) or by-laws of such Selling Shareholder (if such Selling Shareholder is a corporation), or any agreement or other instrument binding upon such Selling Shareholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Shareholder of its obligations under this Agreement or the Custody Agreement or Power of Attorney of such Selling Shareholder, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

                  (c) Such Selling Shareholder has, and on the Closing Date will have, valid title to the Shares to be sold by such Selling Shareholder and the legal right and power, and all authorization and approval required by law, to enter into this Agreement, the Custody Agreement and the Power of Attorney and to sell, transfer and deliver the Shares to be sold by such Selling Shareholder.

                  (d) The Custody Agreement and the Power of Attorney have been duly authorized, executed and delivered by such Selling Shareholder and are valid and binding agreements of such Selling Shareholder.

                  (e) Delivery of the Shares to be sold by such Selling Shareholder pursuant to this Agreement will pass title to such Shares free and clear of any security interests, claims, liens, equities and other encumbrances.

                  (g) Such Selling Shareholder has reviewed and is familiar with the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent preliminary prospectus) and: (i) the Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any




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         untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph 2(g) apply only to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any such Selling Stockholder furnished to the Company in writing by such Selling Stockholder through you expressly for use therein.

         3. Agreements to Sell and Purchase. The Company and each Selling Shareholder hereby agree, severally and not jointly, to sell to the several Underwriters the Firm Shares in the respective amounts set forth in Schedule I hereto, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company and the Selling Shareholders the respective numbers of Firm Shares set forth in Schedule II hereto opposite its name at $____ a share (the "PURCHASE PRICE").

         On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell to the Underwriters the Additional Shares, and the Underwriters shall have a one-time right to purchase, severally and not jointly, up to 2,250,000 Additional Shares at the Purchase Price. If you, on behalf of the Underwriters, elect to exercise such option, you shall so notify the Company in writing not later than 30 days after the date of this Agreement, which notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Such date may be the same as the Closing Date (as defined below) but not earlier than the Closing Date, or if after the Closing Date, unless otherwise agreed, such date shall not be earlier than two (2) business days after the date of such notice, nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

         The Company hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus (the "Lock-up Period"), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof that is disclosed in the Prospectus or of which the Underwriters have been advised in writing, (C) the issuance by the Company of shares of Common Stock or options therefor issued pursuant to stock plans described in the Prospectus, (D) the issuance by the Company of shares of Common Stock or options or warrants for shares of Common Stock to suppliers, developers, consultants or other persons in connection with supply, development, consulting, marketing or similar arrangements, provided that the recipient of such shares, options or warrants executes and delivers to you on or before the date of such issuance a "lock-up" agreement substantially in the form provided to the Company by the Underwriters; or (E) the issuance by the Company of shares of Common Stock in connection with the acquisition by the Company of any businesses, products or technologies. The Company agrees that, without the prior written consent of Morgan Stanley, it will not, during the period ending 90 days after the date of the Prospectus, file or cause to become effective any registration statement relating to any securities of the Company, including a registration statement registering shares under any of the Company's stock plans or other employee benefit plans; provided that the foregoing prohibition shall
                                 --------
not apply to any registration statement relating to shares of Common Stock of the Company to be issued in connection with any acquisition by the Company of any businesses, products or technologies or any registration statement filed in response to the exercise of demand registration rights under the Investor Rights Agreement.

         Each Selling Shareholder hereby agrees to execute and deliver on or before the Closing Date a "lock-up" agreement substantially in the form of Exhibit A hereto.

         4. Terms of Public Offering. The Sellers are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Sellers are further advised by you that the Shares are to be offered to the public initially at $____ a share (the "PUBLIC OFFERING PRICE") and to certain dealers selected by you at a price that represents a concession not in excess of $____ a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $___ a share, to any Underwriter or to certain other dealers.

         5. Payment and Delivery. Payment for the Firm Shares shall be made to the Sellers in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on ______ __, 2000, or at such other time on the same or such other date, not later than ______ __, 2000, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "CLOSING DATE".

         Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the notice described in Section 3 or at such other time on the same or on such other date, in any event not later than ______ __, 2000, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "OPTION CLOSING DATE".

         Certificates for the Firm Shares and Additional Shares shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and Additional Shares shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

         6. Conditions to the Underwriters' Obligations. The obligations of the Sellers to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than 12:00 p.m. (New York City time) on the date hereof.

         The several obligations of the Underwriters are subject to the following further conditions:

                  (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

                  (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 6(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

         The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

                  (c) The Underwriters shall have received on the Closing Date an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, outside counsel for the Company, dated the Closing Date, substantially in the form of Exhibit B hereto.

                  (d) The Underwriters shall have received on the Closing Date an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for each of the Selling Shareholders, dated the Closing Date, substantially in the form of Exhibit C hereto.

                  (e) The Underwriters shall have received on the Closing Date an opinion of Testa, Hurwitz & Thibeault, LLP, counsel for the Underwriters, dated the Closing Date, covering the matters referred to in Sections 6(c)(iv), 6(c)(v), 6(c)(vii) (but only as to the statements in the Prospectus under "Description of Capital Stock" and "Underwriters") and 6(c)(x) above.

                  With respect to Section 6(c)(x) above, Skadden, Arps, Slate, Meagher & Flom LLP and Testa, Hurwitz & Thibeault, LLP may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified. With respect to Section 6(d) above, Skadden, Arps, Slate, Meagher & Flom LLP may rely upon an opinion or opinions of counsel for any Selling Shareholders and, with respect to factual matters and to the extent such counsel deems appropriate, upon the representations of each Selling Shareholder contained herein and in the Custody Agreement and Power of Attorney of such Selling Shareholder and in other documents and instruments; provided that (i) each such counsel for the Selling Shareholders is satisfactory to your counsel, (ii) a copy of each opinion so relied upon is delivered to you and is in form and substance satisfactory to your counsel, (iii) copies of such Custody Agreements and Powers of Attorney and of any such other documents and instruments shall be delivered to you and shall be in form and substance satisfactory to your counsel and (iv) Skadden, Arps, Slate, Meagher & Flom LLP shall state in their opinion that they are justified in relying on each such other opinion.

                  The opinions of Skadden, Arps, Slate, Meagher & Flom LLP and such other counsel described in Section 6(c) and 6(d) (and any opinions of counsel for any Selling Shareholder referred to in the immediately preceding paragraph) above shall be rendered to the Underwriters at the request of the Company or one more of the Selling Shareholders, as the case may be, and shall so state therein.

                  (f) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from PriceWaterhouseCoopers L.L.P., independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

                  (g) The "lock-up" agreements, each substantially in the form provided to the Company by the Underwriters, between you and Selling Shareholders, officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

         The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares and other matters related to the issuance of the Additional Shares.

         7. Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

                  (a) To furnish to you, without charge, six signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

                  (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

                  (c) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

                  (d) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

                  (e) To make generally available to the Company's security holders and to you as soon as practicable an earnings statement covering the twelve-month period ending April 30, 2001 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

         8. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of the Sellers' obligations under this Agreement, including: (a) (1) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified; (2) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon; (3) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum; (4) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities

Dealers, Inc.; (5) all costs and expenses incident to listing the Shares on the Nasdaq National Market; (6) the cost of printing certificates representing the Shares; (7) the costs and charges of any transfer agent, registrar or depositary; (8) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show; and (9) all other costs and expenses incident to the performance of the obligations of the Sellers hereunder for which provision is not otherwise made in this Section; and
(b) all costs and expenses incident to the performance of the Selling Shareholders' obligations under this Agreement which are not otherwise specifically provided for in this Section 8, including (i) any fees and expenses of counsel for the Selling Shareholders, (ii) the fees and expenses of the Attorneys-in-Fact and the Custodian; and (iii) all costs and expenses related to the transfer, sale and delivery of the Shares to be sold by the Selling Shareholders to the Underwriters. It is understood, however, that except as provided in this Section, Section 9 entitled "Indemnity and Contribution", and the last paragraph of Section 12 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make. The provisions of this Section shall not supersede or otherwise affect any agreement that the Sellers may otherwise have for the allocation of such expenses among themselves.

         9. Indemnity and Contribution. (a) The Company, agrees to indemnify and hold harmless each Underwriter, each Selling Shareholder and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 7(a) hereof.

         (b) Each Selling Shareholder agrees, severally and not jointly, to indemnify and hold harmless each Underwriter, the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls any Underwriter or the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Selling Shareholder furnished in writing by or on behalf of such Selling Shareholder expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto. Notwithstanding anything contained herein to the contrary, the aggregate liability of any Selling Shareholder under this Section 9(b) shall be limited to the aggregate net proceeds actually received from the sale of Shares by such Selling Shareholder hereunder; provided, however, that in no event shall the liability of any Selling Shareholder exceed the proportion of the aggregate amount of losses, liabilities, claims, damages or expenses which, up to an including such time, have been or are being claimed by the Underwriters and each person, if any, who controls any Underwriter, against the Selling Shareholders and the Company, or any of them, equal to the proportion that the number of Shares sold hereunder by such Selling Shareholder bears to the aggregate number of Shares sold hereunder.

         (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Selling Shareholders, the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company or any Selling Shareholder within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnities from the Company and each Selling Shareholder to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

         (d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a), 9(b) or 9(c), such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (1) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, (2) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and
(3) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Shareholders and all persons, if any, who control any Selling Shareholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons of the Underwriters, such firm shall be designated in writing by Morgan Stanley, in the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company and in the case of any such separate firm for the Selling Shareholders and such control persons of any Selling Shareholders, such firm shall be designated in writing by the persons named as attorneys-in-fact for the Selling Shareholders under the Powers of Attorney. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

         (e) To the extent the indemnification provided for in Section 9(a), 9(b) or 9(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 9(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(d)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by each Seller on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Sellers and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Sellers on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

         (f) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

         (g) The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of the Company and the Selling Shareholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement,
(ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, any Selling Shareholder or any person controlling any Selling Shareholder, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

         10. Termination. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses 10(a)(i) through 10(a)(iv), such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

         11. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

         If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased, and arrangements satisfactory to you, the Company and the Selling Shareholders for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders. In any such case either you or the relevant Sellers shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on the Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of any Seller to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Sellers shall be unable to perform its obligations under this Agreement, the Sellers will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

         12. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         13. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

         14. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                               Very truly yours,

                               SYCAMORE NETWORKS, INC.



                               By:
                                   -----------------------------------------
                                   Name:
                                   Title: President and Chief Executive Officer


                               The Selling Shareholders named in Schedule I hereto, acting severally


                               By:
                                   -----------------------------------------
                                   Name:
                                   Title: President and Chief Executive Officer


Accepted as of the date hereof

Morgan Stanley & Co. Incorporated
Credit Suisse First Boston
Lehman Brothers Inc.
J.P. Morgan Securities Inc.
Dain Rauscher Incorporated
FleetBoston Robertson Stephens Inc.
Thomas Weisel Partners LLC

Acting severally on behalf
 of themselves and the
 several Underwriters named
 in Schedule II hereto.

By: Morgan Stanley & Co. Incorporated



         By:
             -------------------------------
             Name:
             Title:  Principal

                                                                      SCHEDULE I



                                                               NUMBER OF FIRM
NAME                                                          SHARES TO BE SOLD
----                                                          -----------------


Company:                                                           12,394,707
-------




Selling Shareholders:
--------------------

Gururaj Deshpande.........................................            240,000
Daniel E. Smith ..........................................            240,000
Chikong Shue..............................................            650,000
Ryker Young...............................................            297,543
Jeffry A. Kiel............................................            126,000
Richard A. Barry .........................................            553,500
Eric A. Swanson ..........................................            281,250
The Gururaj Deshpande Grantor
         Retained Annuity Trust...........................            120,000
The Shue 1999 Trust ......................................            217,000

         TOTAL:...........................................         15,000,000

                                                                     SCHEDULE II



NAME                                                            NUMBER OF SHARES
----                                                            ----------------

Morgan Stanley & Co. Incorporated.............................
Credit Suisse First Boston....................................
Lehman Brothers Inc...........................................
J.P. Morgan Securities Inc....................................
Dain Rauscher Incorporated....................................
FleetBoston Robertson Stephens Inc............................
Thomas Weisel Partners LLC....................................

         TOTAL:...............................................

                                                                       EXHIBIT A



                                                          ________________, 2000



Morgan Stanley & Co. Incorporated
Credit Suisse First Boston
Lehman Brothers Inc.
J.P. Morgan Securities Inc.
Dain Rauscher Wessels Incorporated

FleetBoston Robertson Stephens Inc.
Thomas Weisel Partners LLC
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY  10036

Dear Sirs and Mesdames:

         The undersigned understands that Morgan Stanley & Co. Incorporated ("MORGAN STANLEY") proposes to enter into an Underwriting Agreement (the "UNDERWRITING AGREEMENT") with Sycamore Networks, Inc., a Delaware corporation (the "COMPANY"), and certain persons and entities (the "Selling Stockholders") providing for the public offering (the "PUBLIC OFFERING") by the several Underwriters, including Morgan Stanley (the "UNDERWRITERS"), of shares (the "SHARES") of Common Stock, par value $.001 per share, of the Company (the "COMMON STOCK") by the Company and the Selling Stockholders.

         To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date of the execution of the Underwriting Agreement and ending 90 days after the date of the final prospectus relating to the Public Offering (the "PROSPECTUS"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the sale of any Shares to the Underwriters pursuant to the Underwriting Agreement, (b) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering or (c) the sale or transfer of Shares in connection with the sale of the Company pursuant to a merger, sale of stock or otherwise. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

         Notwithstanding the foregoing, (a) transfers of shares of Common Stock or any security convertible into Common Stock as a gift or gifts, (b) distributions of shares of Common Stock or any security convertible into Common Stock to limited partners or stockholders of the undersigned, (c) transfers by will or intestacy, and (d) transfers to (i) the undersigned's immediate family or (ii) a trust, the beneficiaries of which are the undersigned and/or members of the undersigned's immediate family, shall not be prohibited by this agreement; provided that in the case of any such transfer or distribution pursuant to clause (a), (b), (c) or (d), (i) each donee or distributee shall execute and deliver to Morgan Stanley a duplicate form of this Lock-up Letter and (ii) no filing by any party (donor, donee, transferor or transferee) under
Section 16(a) of the Securities Exchange Act of 1934, as amended, shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the 90-day period referred to above). "Immediate family" shall mean spouse, lineal descendants, father, mother, brother or sister or first cousin of the transferor and the father, mother, brother or sister or first cousin of the transferor's spouse.

         Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

         This agreement shall automatically terminate on the date that the Underwriting Agreement is terminated, in the event that the Underwriters do not purchase Common Stock and the Underwriting Agreement is terminated pursuant to its terms.


                                       Very truly yours,


                                       -----------------------
                                       (Name)


                                       -----------------------
                                       (Address)

                                                                       EXHIBIT B

               Opinion of Skadden, Arps, Slate, Meagher & Flom LLP



                                                               March [   ], 2000



MORGAN STANLEY & CO. INCORPORATED
CREDIT SUISSE FIRST BOSTON
LEHMAN BROTHERS INC.
J.P. MORGAN SECURITIES INC.
DAIN RAUSCHER INCORPORATED
FLEETBOSTON ROBERTSON STEPHENS INC.
THOMAS WEISEL PARTNERS LLC
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY 10036

         Re:   Sycamore Networks, Inc.
               Public Offering of Common
               Stock, par value $.001 per share
               --------------------------------

Ladies and Gentlemen:

         We have acted as special counsel to Sycamore Networks, Inc., a Delaware corporation (the "Company") in connection with the Underwriting Agreement, dated March [ ], 2000 (the "Underwriting Agreement"), between the Company, certain stockholders of the Company named therein (the "Selling Stockholders"), Morgan Stanley & Co. Incorporated, Credit Suisse First Boston, Lehman Brothers Inc., J.P. Morgan Securities Inc., Dain Rauscher Incorporated, FleetBoston Robertson Stephens Inc. and Thomas Weisel Partners LLC as the several Underwriters named therein (the "Underwriters"), relating to the sale to the several Underwriters by the Company of 12,394,707 shares (the "Primary Shares") of the Company's common stock, par value $.001 per share ("Common Stock") and by the Selling Stockholders of 2,605,293 shares of Common Stock (the "Secondary Shares" and, together with the Primary Shares, the "Shares").

         This opinion is being furnished pursuant to Section 6(c) of the Underwriting Agreement.

MORGAN STANLEY & CO. INCORPORATED
March [   ], 2000
Page 2


     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-1 (File No. 333-30630) relating to the Shares, filed with the Securities and Exchange Commission (the "Commission") on February 28, 2000 under the Securities Act of 1933, as amended (the "Act"), [Amendment No. 1 thereto filed with the Commission on February 28, 2000, and Amendment No. 2 thereto filed with the Commission on _____ 2000, including information deemed to be a part of the registration statement at the time of effectiveness pursuant to Rule 430A of the General Rules and Regulations under the Act (the "Rules and Regulations") (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"); (ii) the final prospectus, dated _____ 2000, relating to the Shares in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations (the "Prospectus"); (iii) a specimen certificate representing the Common Stock; (iv) an executed copy of the Underwriting Agreement; (v) the Certificate of Incorporation of the Company, as currently in effect (the "Certificate of Incorporation"); (vi) the By-laws of the Company, as currently in effect (the "By-laws"); (vii) certain resolutions of the Board of Directors of the Company and a Pricing Committee of the Board of Directors of the Company relating to the issuance and sale of the Primary Shares and related matters; (viii) certain resolutions of the Board of Directors of the Company relating to the original issuance of the Secondary Shares and certain stock and other records of the Company relating thereto; (ix) the Second Amended and Restated Investor Rights Agreement, dated as of February 26, 1999, among the Company and the stockholders named therein (the "Investor Rights Agreement"), as amended by Amendments Nos. 1, 2, 3 and 4 thereto, and those other agreements and instruments listed on Schedule I hereto which are all the agreements binding on the Company that have been filed as exhibits to the Registration Statement (together with the Investor Rights Agreement, the "Applicable Contracts"); (x) the Nasdaq National Market Notification Form for Listing of Additional Shares, and correspondence

MORGAN STANLEY & CO. INCORPORATED
March [   ], 2000
Page 3


relating thereto; and (xi) an officer's certificate, dated the date hereof, a copy of which is attached as Exhibit A hereto. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others. In rendering the opinion set forth in paragraphs 6 and 7 below, we have also assumed, with your consent, that the certificates representing the Primary Shares will be, and the certificates representing the Secondary Shares have been, manually signed by one of the authorized officers of the Transfer Agent and Registrar for the Common Stock and registered by such Transfer Agent and Registrar and will conform, in the case of the Primary Shares, or conform, in the case of the Secondary Shares, to the specimen thereof examined by us.

         As used herein, (i) the term "Applicable Laws" means those laws of the Commonwealth of Massachusetts,

MORGAN STANLEY & CO. INCORPORATED
March [   ], 2000
Page 4


the State of Delaware and the United States of America that, in each case, in our experience, are normally applicable to transactions of the type contemplated by the Underwriting Agreement (except for United States, state and foreign securities or Blue Sky laws, anti-fraud laws and the rules and regulations of the National Association of Securities Dealers, Inc.) but without our having made any special investigation regarding any other laws; (ii) the term "Governmental Authorities" means any federal, Massachusetts or Delaware executive, legislative, judicial, administrative or regulatory body; (iii) the term "Applicable Orders" means those judgments, orders or decrees of any Governmental Authorities specifically identified to us by the Company to be applicable to the Company, as identified on Schedule II hereto; and (iv) the term "Governmental Approval" means any consent, approval, license, authorization or validation of, or filing, qualification or registration with, any Governmental Authority required to be made or obtained by the Company pursuant to Applicable Laws, other than any consent, approval, license, authorization, validation, filing, qualification or registration which may have become applicable as a result of your or any Selling Stockholder's involvement in the transactions contemplated by the Underwriting Agreement or because of your or any Selling Stockholder's legal or regulatory status or because of any other facts specifically pertaining to you or any Selling Stockholder.

         Our opinion set forth in paragraph 1 below as to the existence and good standing of the Company under the laws of the State of Delaware is based solely on our review of a certificate to such effect from the Secretary of State of the State of Delaware. Our opinion set forth in paragraph 2 below as to the Company's qualification to do business and good standing as a foreign corporation under the laws of the Commonwealths of Massachusetts and Virginia and the States of Oklahoma, Illinois and Georgia is based solely on our review of certificates from the Secretaries of State of the states noted.

MORGAN STANLEY & CO. INCORPORATED
March [   ], 2000
Page 5


         In connection with our opinion set forth in paragraph 7 below, insofar as it relates to receipt by the Company of full payment upon the original issuance of the Secondary Shares, we have relied solely on the representations contained in the officer's certificate attached as Exhibit A hereto.

         In connection with our opinion set forth in paragraph 13 below, we have relied solely on the representations contained in the officer's certificate attached as Exhibit A hereto and have not conducted a search of any computer or electronic databases, or of the dockets of any court or administrative or regulatory agency.

         Members of our firm are admitted to the bar in the States of Delaware and New York and the Commonwealth of Massachusetts, and we do not express any opinion as to the laws of any other jurisdiction other than the laws of the United States of America to the extent referred to specifically herein.

         Based upon and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

                  1. The Company is duly incorporated, validly existing and in good standing as a corporation under the laws of the State of Delaware.

                  2. The Company is qualified to do business and in good standing as a foreign corporation under the laws of the Commonwealths of Massachusetts and Virginia and the States of Oklahoma, Illinois and Georgia.

                  3. The Company has the corporate power and corporate authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement.

MORGAN STANLEY & CO. INCORPORATED
March [   ], 2000
Page 6


                  4. The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

                  5. The Shares have been duly authorized for quotation on the Nasdaq National Market.

                  6. The Primary Shares have been duly authorized by the Company and, when delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable shares of Common Stock. The issuance of the Primary Shares will not be subject to any preemptive or similar rights arising under the Certificate of Incorporation or the By-laws or the General Corporation Law of the State of Delaware or under any Applicable Contract, in each case as currently in effect.

                  7. The original issuance and sale of the Secondary Shares was duly authorized by the Company, and the Secondary Shares are validly issued, fully paid and nonassessable shares of Common Stock. The original issuance and sale of the Secondary Shares was not in violation of any preemptive or similar rights arising under the Certificate of Incorporation or the By-laws or the General Corporation Law of the State of Delaware or under any Applicable Contract, in each case as currently in effect.

                  8. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

                  9. The execution and delivery of the Underwriting Agreement by the Company and the consummation by the Company of the transactions contemplated thereby will not contravene (i) the Certificate of Incorporation or the By-laws; (ii) any Applicable Law; (iii) except to the extent disclosed in the Prospectus, any Applicable Contract; (iv) any Applicable Order; or (v) the Act, the Rules and Regulations, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the rules and regulations thereunder, provided, however,

MORGAN STANLEY & CO. INCORPORATED
March [   ], 2000
Page 7


         that we do not express any opinion in this paragraph 8 with regard to the anti-fraud provisions of the Act, the Rules and Regulations, the Exchange Act or the rules and regulations thereunder or the information contained in, the accuracy, completeness or correctness of, or the adequacy of the disclosure contained in, the Prospectus or the Registration Statement or the responsiveness thereof to the requirements of the Act and the Rules and Regulations, which matters are addressed in paragraph 10 below and the second paragraph following paragraph 15 below.

                  10. No Governmental Approval, or consent, filing, registration or approval of or with the Commission, is required to be made or obtained by the Company for the execution and delivery by the Company of the Underwriting Agreement or the issuance and sale of the Primary Shares by the Company pursuant to the Underwriting Agreement, except such as have been obtained or made, as set forth herein.

                  11. The statements set forth in the Prospectus under the captions "Management-Benefit Plans", "Description of Capital Stock", "Shares Eligible For Future Sale -- Rule 144", "Shares Eligible for Future Sale -- Rule 701" and in Item 14 of the Registration Statement, insofar as such statements constitute summaries of legal matters or certain provisions of the documents referred to therein, fairly summarize the matters referred to therein in all material respects.

                  12. The Registration Statement, at the time it became effective, and the Prospectus, as of its date, appeared on their face to be appropriately responsive in all material respects to the requirements of the Act and the Rules and Regulations, except that, in each case, we do not express any opinion as to the financial statements, schedules and other financial and statistical data included therein or excluded therefrom or the exhibits thereto, and, except to the extent expressly stated in paragraph 10 above, we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or either Prospectus.

MORGAN STANLEY & CO. INCORPORATED
March [   ], 2000
Page 8


                  13. To our knowledge, there are no legal or governmental proceedings pending or threatened to which the Company is a party or to which any of the properties of the Company is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or statutes, regulations, contracts or other documents that are required by the Securities Act or rules and regulations thereunder to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

                  14. The Company is not and, upon the consummation of the transactions contemplated by the Underwriting Agreement, will not be, an investment company under the Investment Company Act of 1940, as amended.

                  15. No shares of Common Stock are required pursuant to any Applicable Contract to be registered under the Registration Statement, except such rights that have either been satisfied or validly waived.

         We have been orally advised by the Commission that the Registration Statement was declared effective under the Act at [ ] on _____ 2000. We have been orally advised by the Commission that no stop order suspending the effectiveness of the Registration Statement has been issued and, to the best of our knowledge, no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

         In addition, we have participated in conferences with officers and other representatives of the Company, certain Selling Stockholders, counsel for the Selling Stockholders, representatives of the independent accountants of the Company, your counsel and you at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, although we are not passing upon, and do not assume any

MORGAN STANLEY & CO. INCORPORATED
March [   ], 2000
Page 8

responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus and have made no independent check or verification thereof (except to the extent expressly stated in paragraph 11 above), on the basis of the foregoing, no facts have come to our attention that have led us to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that we do not express any opinion or belief with respect to the financial statements, schedules and other financial and statistical data included therein or excluded therefrom or the exhibits to the Registration Statement.

         This opinion is furnished to you solely for your benefit in connection with the closing under the Underwriting Agreement occurring today and is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person without our express written permission.


                                             Very truly yours,

                                   SCHEDULE I
                                   ----------

                              Applicable Contracts
                              --------------------


Purchase and License Agreement between the Company and Williams Communications, Inc. dated March 5, 1999

Addendum to Purchase and License Agreement between the Company and Williams Communications, Inc. dated November 21, 1999

Manufacturing Services Agreement between the Company and Celestica Corporation dated February 9, 2000.

Lease dated as of December 21, 1998 between BerCar II LLC, a Massachusetts limited liability company and the Company regarding 10 Elizabeth Drive, Chelmsford, MA

Lease Agreement between WA/TIB Real Estate Limited Partnership and the Company effective September 20, 1999

Form of Indemnification Agreement between the Company and each of Timothy A. Barrows, Anita Brearton, Gururaj Deshpande, John Dowling, Paul J. Ferri, John W. Gerdelman, Frances M. Jewels, Jeffry A. Kiel, Kevin J. Oye, Chikong Shue, Daniel
E. Smith, Kurt Trampedach and Ryker Young, each dated November 17, 1999

Form of Change in Control Agreement between the Company and each of Anita Brearton, Gururaj Deshpande, John Dowling, Frances M. Jewels, Jeffry A. Kiel, Kevin J. Oye, Chikong Shue, Daniel E. Smith, Kurt Trampedach and Ryker Young, each dated November 17, 1999

Promissory Note and Pledge Agreement dated October 20, 1999 between the Company and Kevin Oye, Vice President of Business Development

Promissory Note dated February 25, 1999 between the Company and Eric Swanson

Promissory Note dated June 16, 1999 between the Company and Eric Swanson

Lease Agreement between the Company and New Boston Mill Road Limited Partnership dated March 8, 2000

Assignment of Subleases between the Company and Thermedics Detection, Inc. dated March 8, 2000

                                   SCHEDULE II

                                APPLICABLE ORDERS

                                      None

MORGAN STANLEY & CO. INCORPORATED
March [   ], 2000
Page 1


                                                                       EXHIBIT C


               Opinion of Skadden, Arps, Slate, Meagher & Flom LLP


                                                               March [   ], 2000



MORGAN STANLEY & CO. INCORPORATED
CREDIT SUISSE FIRST BOSTON
LEHMAN BROTHERS INC.
J.P. MORGAN SECURITIES INC.
DAIN RAUSCHER INCORPORATED
FLEETBOSTON ROBERTSON STEPHENS INC.
THOMAS WEISEL PARTNERS LLC
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY 10036

         Re:   Sycamore Networks, Inc.
               Public Offering of Common
               Stock, par value $.001 per share
               --------------------------------

Ladies and Gentlemen:

         We have acted as special counsel to the stockholders (the "Selling Stockholders") of Sycamore Networks, Inc., a Delaware corporation (the "Company"), listed on Schedule I hereto (the "Selling Stockholders") in connection with the Underwriting Agreement, dated March [ ], 2000 (the "Underwriting Agreement"), between the Company, the Selling Stockholders, Morgan Stanley & Co. Incorporated, Credit Suisse First Boston, Lehman Brothers Inc., J.P. Morgan Securities Inc., Dain Rauscher Incorporated, FleetBoston Robertson Stephens Inc. and Thomas Weisel Partners LLC as the several Underwriters named therein (the "Underwriters"), relating to the sale to the several Underwriters by the Company of 12,394,707 shares (the "Primary Shares") of the Company's common stock, par value $.001 per share ("Common Stock"), and by the Selling Stockholders of 2,605,293 shares of Common Stock (the "Secondary Shares" and, together with the Primary Shares, the "Shares").

         This opinion is being furnished pursuant to Section 6(d) of the Underwriting Agreement.

MORGAN STANLEY & CO. INCORPORATED
March [   ], 2000
Page 2


         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-1 (File No. 333-30630) relating to the Shares, filed with the Securities and Exchange Commission (the "Commission") on February 18, 2000 under the Securities Act of 1933, as amended (the "Act"), Amendment No. 1 thereto filed with the Commission on February 28, 2000, and Amendment No. 2 thereto filed with the Commission on _____ 2000, including information deemed to be a part of the registration statement at the time of effectiveness pursuant to Rule 430A of the General Rules and Regulations under the Act (the "Rules and Regulations") (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"); (ii) the final prospectus, dated _____ 2000, relating to the Shares in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations (the "Prospectus"); (iii) a specimen certificate representing the Common Stock; (iv) an executed copy of the Underwriting Agreement; (v) the Certificate of Incorporation of the Company, as currently in effect (the "Certificate of Incorporation"); (vi) the By-laws of the Company, as currently in effect (the "By-laws"); (vii) certificates representing the Secondary Shares, together with stock powers executed by each of the Selling Stockholders; (ix) copies of the Custody Agreement and Power of Attorney executed by each of the Selling Stockholders; (x) the trust agreement for the Gururaj Deshpande Grantor Retained Annuity Trust dated April 20, 1999; and (xi) the trust agreement for The Shue 1999 Trust dated August 11, 1999. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of the Selling Stockholders, officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all

MORGAN STANLEY & CO. INCORPORATED
March [   ], 2000
Page 3


signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of executed documents, we have assumed that the parties thereto, other than the Selling Stockholders, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which we did not independently establish or verify, we have relied upon oral or written statements and representations of the Selling Stockholders, officers and other representatives of the Company and others.

         As used herein, (i) the term "Applicable Laws" means those laws of the Commonwealth of Massachusetts and the United States of America that, in each case, in our experience, are normally applicable to transactions of the type contemplated by the Underwriting Agreement (except for United States, state and foreign securities or Blue Sky laws, anti-fraud laws and the rules and regulations of the National Association of Securities Dealers, Inc.) but without our having made any special investigation regarding any other laws; (ii) the term "Governmental Authorities" means any federal or Massachusetts executive, legislative, judicial, administrative or regulatory body; (iii) the term "Applicable Orders" means those judgments, orders or decrees of any Governmental Authorities specifically identified to us by the Selling Stockholders to be applicable to any of them, as identified on Schedule II hereto; and (iv) the term "Governmental Approval" means any consent, approval, license, authorization or validation of, or filing, qualification or registration with, any Governmental Authority required to be made or obtained by the Selling Stockholders pursuant to Applicable Laws, other than any consent, approval, license, authorization, validation, filing, qualification or registration which may have become applicable as a

MORGAN STANLEY & CO. INCORPORATED
March [   ], 2000
Page 4


result of your or the Company's involvement in the transactions contemplated by the Underwriting Agreement or because of your or the Company's legal or regulatory status or because of any other facts specifically pertaining to you or the Company.

         Members of our firm are admitted to the bar in the Commonwealth of Massachusetts and the State of New York, and we do not express any opinion as to the laws of any other jurisdiction other than the laws of the United States of America to the extent referred to specifically herein. It should be noted that we do not generally represent any of the Selling Stockholders, our representation of them being limited to matters specifically related to the transactions contemplated by the Underwriting Agreement.

         Based upon and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

                  1. The Underwriting Agreement has been duly authorized, executed and delivered by or on behalf of each of the Selling Shareholders.

                  2. The execution and delivery by each Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, the Underwriting Agreement and the Custody Agreement and Power of Attorney of such Selling Shareholder will not contravene any Applicable Law, or, to our knowledge, any agreement or other instrument binding upon such Selling Shareholder or, to our knowledge, any Applicable Order, and no Governmental Approval is required for the performance by such Selling Shareholder of its obligations under the Underwriting Agreement or the Custody Agreement and Power of Attorney of such Selling Shareholder, except such as have been obtained or made under the Securities Act and such as may be required by the securities or Blue Sky laws of the various states in connection with offer and sale of the Shares.

MORGAN STANLEY & CO. INCORPORATED
March [   ], 2000
Page 5


                  3. To our knowledge, each of the Selling Shareholders has sole and exclusive rights and interests in and to the Shares to be sold by such Selling Shareholder and the legal right and power, and all authorization and approval required by law, to enter into the Underwriting Agreement and the Custody Agreement and Power of Attorney of such Selling Shareholder and to sell, transfer and deliver the Shares to be sold by such Selling Shareholder.

                  4. The Custody Agreement and the Power of Attorney of each Selling Shareholder have been duly authorized, executed and delivered by such Selling Shareholder.

                  5. Assuming that none of the Underwriters has notice of any adverse claims with respect to the certificates registered in the name of the Selling Shareholders and evidencing the Shares to be sold by the Selling Shareholders, upon delivery to Morgan Stanley for the benefit of the Underwriters of such certificates endorsed in blank by an effective endorsement, Morgan Stanley for the benefit of the Underwriters will acquire such certificates (and the Shares represented thereby) free of any adverse claims under Section 8-303 of the Uniform Commercial Code as in effect on the date hereof in the Commonwealth of Massachusetts (the "Massachusetts UCC"). As used herein, "notice of adverse claim" has the meaning set forth in Section 8-105 of the Massachusetts UCC and includes, without limitation, any claim which any Underwriter would discovery upon any investigation which such person has a duty, imposed by statute or regulation, to investigate.

MORGAN STANLEY & CO. INCORPORATED
March [   ], 2000
Page 6

         This opinion is furnished to you solely for your benefit in connection with the closing under the Underwriting Agreement occurring today and is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person without our express written permission.



                                          Very truly yours,